UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2012 (June 26, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 22, 2012, Bakken Hunter, LLC, a wholly-owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), closed on its purchase of all of Baytex Energy USA Ltd.’s (“Baytex”) ownership interest in certain oil and gas properties and wells located in Divide and Burke Counties, North Dakota, within an area subject to that certain Operating Agreement (the “Operating Agreement”), dated January 1, 2010, among Samson Resources Company (“Samson”), Baytex and Williston Hunter, Inc., a wholly-owned subsidiary of Magnum Hunter (“Williston Hunter”) (collectively, the “Assets”).  Pursuant to the Operating Agreement, Samson, which also owns an ownership interest in the properties, had the option, under an area of mutual interest provision, in such Operating Agreement to participate pro-rata to the previous ownership interests in the acquisition of the Assets.  On June 26, 2012, Samson notified Williston Hunter of Samson’s decision to elect not to participate in the acquisition of the Assets pursuant to the area of mutual interest provision in the Operating Agreement. Therefore, Bakken Hunter, LLC has now completed the acquisition of 100% of the Assets effective March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 29, 2012	By:	/s/ Gary C. Evans
		Name:	Gary C. Evans
		Title	Chairman and Chief Executive Officer